Exhibit (c)(vi)

July 27, 2025 Project Arbutus Presentation to the Special Committee PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL

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Table of Contents PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL 1. Situation Update 1 2. Preliminary Standalone Financial Analysis 2 Appendix 17 4. TELUS Pro Forma Analysis 16 3. Preliminary Synergized Financial Analysis 13

PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL Situation Update

PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL

TELUS Proposal – Financial Summary
Dated June 11, 2025

($ in millions except per share data)		Unaffected[1]	Offer Price[2]
Price per Share		**$2.96**	**$3.40**
Premium / (Discount) To:	**Metric**		
Unaffected:	$2.96	--	14.9%
Current Share Price:	4.05	(26.9%)	(16.0%)
30-Day VWAP[3]:	2.77	6.9%	22.7%
90-Day VWAP[3]:	2.92	1.5%	16.6%
52-Week Low[3]:	2.13	39.0%	59.6%
52-Week High[3]:	6.86	(56.9%)	(50.4%)
Diluted Shares Outstanding (mm)[4]		297.699	297.699
Equity Value		**$881**	**$1,012**
Plus: Total Debt (Excl. Lease Liabilities) as of 06/30/25[5]		1,280	
Plus: Provision for WillowTree Earnout as of 06/30/25[6]		134	
Plus: Net TELUS Payables as of 06/30/25[7]		271	
Less: Total Cash and Cash Equivalents as of 06/30/25		(151)	
Enterprise Value		**$2,415**	**$2,546**

Consensus Estimates[8]

EV / Lease & SBC Adj. EBITDA[9]	**Metric**	Unaffected	Offer Price
2025E	$329	7.3x	7.7x
2026E	374	6.5x	6.8x

Arbutus Standalone Management Projections

EV / Lease & SBC Adj. EBITDA[9]	**Metric**	Unaffected	Offer Price
LTM[10]	$328	7.4x	7.8x
2025E	312	7.7x	8.2x
2026E	318	7.6x	8.0x

Reference Only:

	CX Peers[11]	**Diversified BPO Peers[12]**	**Digital Eng. / IT Services[13]**
2025E	5.7x	10.2x	9.8x
2026E	5.1x	9.3x	9.0x

	TaskUs (14) Unaffected[15]	**TaskUs (14) Offer Price[16]**	**Precedent TXs (LTM Mult.)[17]**
LTM	6.7x	7.6x	7.6x
2025E	6.0x	6.9x	
2026E	5.2x	6.0x	

Source: Arbutus Standalone Management Projections per Arbutus Management as of 07/25/2025, Company filings and FactSet as of 07/23/2025.
Note: U.S. Dollars in millions, except per share data.

(1) Arbutus unaffected date as of 06/11/2025, the day before TELUS announced a non-binding offer to acquire the remaining outstanding shares of Arbutus.
(2) Offer price of $3.40 based on TELUS's non-binding offer submitted on 06/11/2025.
(3) VWAP, 52-week high and 52-week low metrics are as of the unaffected date as of 06/11/2025. VWAP metrics are based on the number of trading days.
(4) Diluted shares outstanding calculated using treasury stock method based on 278.498mm MVS and SVS outstanding, 12.308mm non-vested RSUs, 6.893mm non-vested PSUs and 0.837mm, 1.260mm, 0.356mm and 2.817mm options with respective strike prices of $4.87, $8.95, $25.00 and $3.69, as of 06/30/2025 per Arbutus Management. Excludes 2.553mm PSUs related to the WillowTree earnout which are not expected to vest based on Arbutus Standalone Management Projections.
(5) $1,280mm credit facility balance ($255mm Revolving Component + $1,025mm Term Loan Component) as of 06/30/2025 per Arbutus Management.
(6) Provision for written put options to acquire the non-controlling interest in the WillowTree business retained by certain members of WillowTree management. Treatment of this item is at direction of Management and the Special Committee.
(7) TELUS Payable is comprised of $299mm in accounts payable (net of $15mm accounts payable under normalized payment terms) less $28mm TELUS receivable to the parent company for shared services received including people, network, finance, communications and regulatory. Treatment of this item is at direction of Management and the Special Committee.
(8) Arbutus consensus figures are based on broker estimates as of the unaffected date of 06/11/2025, the day before TELUS announced a non-binding offer to acquire the remaining outstanding shares of Arbutus. SBC estimates per Street Research and cash lease expense per Arbutus Management.
(9) Lease and SBC Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for estimated cash lease expense. Consensus Lease and SBC Adj. EBITDA reflective of add-back of SBC per Wall Street Consensus and burdening for cash lease expenses per Arbutus Standalone Management Projections.
(10) Represents Q2'25 LTM financials per Arbutus Management.
(11) CX peers include Concentrix, Teleperformance, Ibex, TASK and TTEC. TASK and TTEC market cap, EV and consensus estimates are as of the unaffected dates of 05/08/2025 and 09/27/2024, respectively.
(12) Diversified BPO peers include EXL, WNS, Genpact and Conduent. WNS market cap, EV and consensus estimates are as of the unaffected date of 07/03/2025.
(13) Digital Engineering / IT Services peers include Accenture, Cognizant, CGI, EPAM, Globant, Endava, Capgemini and GDYN.
(14) TaskUs Management financials reflect Case A projections disclosed in the TaskUs PREM14A proxy which was released on 07/01/2025; Case A projections assume no impact on the Company or its business from advancements in, and increasing adoption by the Company's clients and potential clients of, AI.
(15) TaskUs market cap and EV are as of the unaffected date as of 05/08/2025, the day before the announced definitive agreement for TaskUs to be acquired by Blackstone and founders.
(16) Represents the implied multiple of Blackstone's take private of TaskUs based on a transaction value of $1.7bn and management forecasted 2025E and 2026E EBITDA of $243mm and $280mm, respectively.
(17) Selected precedent transactions can be found in appendix for reference only. Multiple reflects median.

1

PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL Preliminary Standalone Financial Analysis

PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL

Arbutus Standalone Management Projections

	Historicals	Arbutus Standalone Management Projections						
	Fiscal Year Ending December 31,							CAGR
	2024A	2025E	2026E	2027E	2028E	2029E	2030E	'25E-'30E
Customer Experience	$1,328	$1,313	$1,313	$1,297	$1,259	$1,214	$1,165	(2.4%)
Trust & Safety	363	362	316	352	372	391	416	2.8%
AI & Data Solutions	398	457	549	642	754	871	1,001	17.0%
TDO	137	130	135	138	142	149	160	4.3%
Customer Experience Revenue	**$2,226**	**$2,262**	**$2,314**	**$2,429**	**$2,527**	**$2,625**	**$2,742**	**3.9%**
% Growth	--	*1.6%*	*2.3%*	*5.0%*	*4.0%*	*3.9%*	*4.4%*	
Digital Solutions Revenue	**$432**	**$527**	**$596**	**$643**	**$703**	**$771**	**$852**	**10.1%**
% Growth	--	*21.9%*	*13.2%*	*7.8%*	*9.4%*	*9.7%*	*10.5%*	
Revenue	**$2,658**	**$2,788**	**$2,910**	**$3,071**	**$3,230**	**$3,396**	**$3,594**	**5.2%**
% Growth	*(1.8%)*	*4.9%*	*4.4%*	*5.6%*	*5.1%*	*5.2%*	*5.8%*	
Gross Profit	**$948**	**$956**	**$984**	**$1,040**	**$1,096**	**$1,149**	**$1,215**	**4.9%**
% Margin	*35.7%*	*34.3%*	*33.8%*	*33.9%*	*33.9%*	*33.8%*	*33.8%*	
Adj. EBITDA[1]	**$421**	**$414**	**$413**	**$441**	**$465**	**$485**	**$515**	**4.4%**
% Margin	*15.8%*	*14.9%*	*14.2%*	*14.3%*	*14.4%*	*14.3%*	*14.3%*	
(-) Cash Lease Expense	(95)	(104)	(105)	(107)	(109)	(113)	(118)	2.6%
(+) SBC[2]	32	1	10	17	21	23	23	79.0%
Lease and SBC Adj. EBITDA[3]	**$358**	**$312**	**$318**	**$351**	**$377**	**$395**	**$420**	**6.1%**
% Margin	*13.5%*	*11.2%*	*10.9%*	*11.4%*	*11.7%*	*11.6%*	*11.7%*	

Selected Cash Flow Items							
Capex	($105)	($125)	($113)	($119)	($120)	($122)	($127)
Decrease (Increase) in NWC	66	7	16	14	9	3	(6)

TELUS Exposure

Revenue (LTM Q2'25): $735mm (26.2% Total)

Gross Profit (LTM Q2'25): $268mm (27.4% Total)

Net Payable to TELUS (Q2'25): $271mm[4]

Source: Arbutus Standalone Management Projections per Arbutus Management as of 07/25/2025.

Note: U.S. Dollars in millions.

(1) Adj. EBITDA is unburdened for acquisition costs, integration costs and other one-time items, and burdened for SBC. 2024A excludes $60mm gain from BCP.

(2) SBC from 2025 onwards only includes SBC related to ESPP and newly granted SBC, excludes SBC related to currently outstanding equity instruments. Treatment of these items is at direction of Management.

(3) Lease and SBC Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for estimated cash lease expense.

(4) Net TELUS Payable comprised of $299mm in accounts payable (net of $15mm accounts payable under normalized payment terms) less $28mm TELUS receivable to the parent company for shared services received including people, network, finance, communications and regulatory. Treatment of this item is at direction of Management and the Special Committee.

2

PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL

Comparison of Arbutus Standalone Management Projections to Wall Street Consensus

	Arbutus Standalone Mgmt. Projections			Wall Street Consensus (1)			Δ (Arbutus Standalone Mgmt. Projections vs. Consensus)		
	2025E	2026E	2027E	2025E	2026E	2027E	2025E	2026E	2027E
Revenue	**$2,788**	**$2,910**	**$3,071**	**$2,718**	**$2,811**	**$2,997**	**$70**	**$98**	**$74**
% Growth	*4.9%*	*4.4%*	*5.6%*	*2.3%*	*3.4%*	*6.6%*	*264bps*	*93bps*	*(105bps)*
Gross Profit	**$956**	**$984**	**$1,040**	**$962**	**$1,017**	**$1,069**	**($6)**	**($32)**	**($30)**
% Margin	*34.3%*	*33.8%*	*33.9%*	*35.4%*	*36.2%*	*35.7%*	*(110bps)*	*(233bps)*	*(183bps)*
Adj. EBITDA(2)	**$414** (3)	**$413** (3)	**$441** (3)	**$398**	**$429**	**$506**	**$17**	**($16)**	**($65)**
% Margin	*14.9%*	*14.2%*	*14.3%*	*14.6%*	*15.2%*	*16.9%*	*23bps*	*(105bps)*	*(253bps)*
Lease and SBC Adj. EBITDA(4)	**$312** (5)	**$318** (5)	**$351** (5)	**$329** (6)	**$374** (6)	**$429** (6)	**($18)**	**($56)**	**($78)**
% Margin	*11.2%*	*10.9%*	*11.4%*	*12.1%*	*13.3%*	*14.3%*	*(94bps)*	*(236bps)*	*(289bps)*

Source: Arbutus Standalone Management Projections per Arbutus Management as of 07/25/2025 and FactSet as of 07/23/2025.
Note: U.S. Dollars in millions.

(1) *Reflective of Wall Street Consensus as of 07/23/2025.*
(2) *Adj. EBITDA is unburdened for acquisition costs, integration costs and other one-time items, and burdened for SBC.*
(3) *Embedded SBC only includes SBC related to ESPP and newly granted SBC, excludes SBC related to currently outstanding equity instruments. Treatment of these items is at direction of Management.*
(4) *Lease and SBC Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for estimated cash lease expense.*
(5) *Lease and SBC Adj. EBITDA is unburdened for SBC estimates per Arbutus Standalone Management Projections, acquisition costs, integration costs and other one-time items, and burdened for estimated cash lease expense per Arbutus Standalone Management Projections.*
(6) *Lease and SBC Adj. EBITDA is unburdened for SBC estimates per Wall Street Research, acquisition costs, integration costs and other one-time items, and burdened for estimated cash lease expense per Arbutus Standalone Management Projections.*

3

PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL

Selected Publicly Traded Companies for Arbutus

When discussing Arbutus, Wall Street analysts choose CX companies as primary comparables for valuation largely due to business mix

Research Analysts' Views on Broader Comparables

		Selected Companies	Selected Commentary	Overlap with Arbutus' Segments [(1)]

Core Comparables	CX	concentrix, ibex., TaskUs, Teleperformance, ttec	▪ Like Arbutus, CX is primary revenue segment
			▪ Similar to Arbutus, have diversified further into non CX service lines including AI / Data, Trust & Safety solutions, and IT services
			  ▪ Concentrix acquired PK Global (acquired for \$1.6bn, ~19x NTM Adj. EBITDA), a similar business to WillowTree (acquired for \$1.2bn), but is still considered a CX company by analysts
			  ▪ TaskUs has diversified into AI / Data solutions and Trust & Safety
				> 70%

Additional Comparables	Diversified BPO	CONDUENT, EXL, genpact, WNS	▪ None to modest amount of CX revenue ▪ Some overlap with Arbutus' Digital Solutions business line ▪ Diversified outsourced solutions that are different than Arbutus including managed services, IT support services, supply chain and procurement services	~ 40%
Additional Comparables	Digital Engineering / IT Services	accenture, Capgemini, CGI, cognizant, endava, epam, Globant, Grid Dynamics	▪ Pure play IT services companies that provide digital transformation and consulting offerings ▪ No revenue from CX ▪ Performance highly correlated to IT spend vs. CX spend ▪ Some overlap with Arbutus' Digital Solutions business line (~20% Revenue) [(1)]	~ 20%

4

Source: Company filings and Wall Street research.
(1) Represents % of Arbutus' business mix that aligns to the comparable group as of last FY.

PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL

Selected Publicly Traded Companies

Company	Equity Value	Enterprise Value (1)	EV / Revenue 2025E	EV / Revenue 2026E	EV / Adj. EBITDA(2) 2025E	EV / Adj. EBITDA(2) 2026E	Revenue Growth 2025E	Revenue Growth 2026E	Adj. EBITDA Margin(2) 2025E	Adj. EBITDA Margin(2) 2026E	FCF Conversion(3) 2025E	FCF Conversion(3) 2026E
Core Comparables (CX)												
Teleperformance(4)	$6,116	$9,773	$12,284	$12,586	$2,047	$2,108	1.8%	2.5%	16.7%	16.7%	82.6%	82.0%
			0.8x	0.8x	4.8x	4.6x						
concentrix	$4,176	$8,746	$9,795	$10,102	$1,542	$1,607	1.7%	3.1%	15.7%	15.9%	84.4%	83.9%
			0.9x	0.9x	5.7x	5.4x						
ttec(5)	$200	$1,072	$2,250	$2,367	$217	$230	1.4%	5.2%	9.7%	9.7%	70.8%	69.1%
			0.5x	0.5x	4.9x	4.7x						
ibex.	$454	$461	$560	NA	$72	NA	6.2%	NA	12.9%	NA	74.0%	NA
			0.8x	NA	6.4x	NA						
TaskUs(6) (Consensus)	$1,404	$1,461	$1,115	$1,217	$234	$263	12.1%	9.1%	21.0%	21.6%	74.8%	79.1%
			1.3x	1.2x	6.2x	5.6x						
		Mean	0.9x	0.8x	5.6x	5.1x	4.6%	5.0%	15.2%	16.0%	77.3%	78.5%
		Median	0.8x	0.8x	5.7x	5.1x	1.8%	4.2%	15.7%	16.3%	74.8%	80.5%
Additional Comparables (Diversified BPO)												
genpact	$8,313	$8,988	$4,976	$5,299	$927	$1,010	4.4%	6.5%	18.6%	19.1%	87.7%	88.1%
			1.8x	1.7x	9.7x	8.9x						
EXL	$7,172	$7,145	$2,059	$2,293	$447	$501	12.0%	11.4%	21.7%	21.8%	88.1%	88.2%
			3.5x	3.1x	16.0x	14.3x						
CONDUENT	$487	$871	$3,157	$3,251	$185	$233	(0.6%)	3.0%	5.9%	7.2%	85.0%	87.7%
			0.3x	0.3x	4.7x	3.7x						
WNS(7)	$3,205	$3,171	$1,348	$1,472	$294	$324	5.9%	9.2%	21.8%	22.0%	80.0%	80.4%
			2.4x	2.2x	10.8x	9.8x						
		Mean	2.0x	1.8x	10.3x	9.2x	5.4%	7.5%	17.0%	17.5%	85.2%	86.1%
		Median	2.1x	1.9x	10.2x	9.3x	5.1%	7.8%	20.2%	20.5%	86.3%	87.9%
TaskUs(8) (Proxy)	$1,404	$1,461	$1,153	$1,333	$243	$280	15.9%	15.6%	21.1%	21.0%	75.7%	80.3%
			1.3x	1.1x	6.0x	5.2x						
Arbutus (9) (Consensus) (10)	$881	$2,415	$2,716	$2,812	$329	$374	2.2%	3.5%	12.1%	13.3%	65.0%	70.8%
			0.9x	0.9x	7.3x	6.5x						
Arbutus (9) (Management)	$881	$2,415	$2,788	$2,910	$312	$318	4.9%	4.4%	11.2%	10.9%	66.6%	67.0%
			0.9x	0.8x	7.7x	7.6x						

Source: Arbutus Standalone Management Projections per Arbutus Management as of 07/25/2025 and FactSet as of 07/23/2025.

Note: Unless otherwise noted, financials are based on consensus estimates and are presented on a calendarized basis.

(1) EV excludes lease liabilities, unless otherwise noted.

(2) Lease and SBC Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for estimated cash lease expense. Arbutus consensus Lease and SBC Adj. EBITDA reflective of add-back of SBC per Wall Street Consensus and burdening for cash lease expenses per Arbutus Standalone Management Projections.

(3) FCF calculated as Lease & SBC Adj. EBITDA – Capex. FCF Conversion calculated as FCF / Lease & SBC Adj. EBITDA.

(4) EUR / USD exchange rate of 1.173 as of 07/23/2025.

(5) TTEC market cap, EV and consensus estimates are as of the unaffected date of 09/27/2024, the last trading day before Kenneth Tuchman announced a non-binding offer to acquire the remaining outstanding shares.

(6) TaskUs market cap, EV and consensus estimates based on unaffected date as of 05/08/2025, the day before the announced definitive agreement for TaskUs to be acquired by Blackstone and founders.

(7) WNS market cap, EV and consensus estimates based on unaffected date as of 07/03/2025, the day before Capgemini's definitive acquisition agreement.

(8) TaskUs market cap and EV based on unaffected date as of 05/08/2025, the day before the announced definitive agreement for TaskUs to be acquired by Blackstone and founders. Management financials reflect Case A projections disclosed in the TaskUs PREM14A proxy which was released on 07/01/2025; Case A projections assume no impact on the Company or its business from advancements in, and increasing adoption by the Company's clients and potential clients of, AI.

(9) Arbutus EV based on unaffected date as of 06/11/2025, the day before TELUS announced a non-binding offer to acquire the remaining outstanding shares of Arbutus. Arbutus EV includes TELUS Payable which is comprised of $299mm in accounts payable (net of $15mm accounts payable under normalized payment terms) less $28mm TELUS receivable to the parent company for shared services received including people, network, finance, communications and regulatory. Also includes provision for written put options to acquire the non-controlling interest in the WillowTree business retained by certain members of WillowTree management. Treatment of this item is at direction of Management and the Special Committee.

(10) Arbutus consensus figures are based on broker estimates as of the unaffected date of 06/11/2025, the day before TELUS announced a non-binding offer to acquire the remaining outstanding shares of Arbutus. SBC estimates per Street Research and cash lease expense per Arbutus Management.

5

PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL

Selected Publicly Traded Companies (Cont'd)

Additional Comparables (Digital Engineering / IT Services)

Company	Equity Value	Enterprise Value (1)	EV / Revenue 2025E	EV / Revenue 2026E	EV / Adj. EBITDA (2) 2025E	EV / Adj. EBITDA (2) 2026E	Revenue Growth 2025E	Revenue Growth 2026E	Adj. EBITDA Margin (2) 2025E	Adj. EBITDA Margin (2) 2026E	FCF Conversion (3) 2025E	FCF Conversion (3) 2026E
accenture	$182,773	$179,019	$70,697	$74,801	$15,633	$16,195	6.4%	5.8%	22.1%	21.7%	95.8%	95.5%
			2.5x	2.4x	11.5x	11.1x						
cognizant	$38,382	$36,898	$20,828	$21,733	$4,006	$4,171	5.5%	4.3%	19.2%	19.2%	91.9%	90.5%
			1.8x	1.7x	9.2x	8.8x						
CGI (4)	$22,906	$24,813	$11,719	$12,226	$2,253	$2,370	6.6%	4.3%	19.2%	19.4%	91.6%	90.1%
			2.1x	2.0x	11.0x	10.5x						
epam	$9,999	$8,815	$5,362	$5,752	$866	$961	13.4%	7.3%	16.2%	16.7%	93.0%	92.6%
			1.6x	1.5x	10.2x	9.2x						
Globant	$4,089	$4,326	$2,473	$2,624	$455	$467	2.4%	6.1%	18.4%	17.8%	70.9%	70.0%
			1.7x	1.6x	9.5x	9.3x						
endava	$932	$1,024	$1,041	$1,066	$147	$164	2.6%	2.4%	14.2%	15.4%	87.3%	85.1%
			1.0x	1.0x	6.9x	6.2x						
Capgemini (5)	$27,411	$30,061	$25,640	$26,261	$3,806	$3,997	(1.1%)	2.4%	14.8%	15.2%	88.8%	89.0%
			1.2x	1.1x	7.9x	7.5x						
Grid Dynamics	$958	$632	$416	$475	$60	$74	18.8%	13.9%	14.5%	15.6%	81.3%	83.6%
			1.5x	1.3x	10.4x	8.5x						
		Mean	1.7x	1.6x	9.6x	8.9x	6.8%	5.8%	17.3%	17.6%	87.6%	87.1%
		Median	1.7x	1.6x	9.8x	9.0x	5.9%	5.1%	17.3%	17.3%	90.2%	89.6%
Arbutus (6) (Consensus) (7)	$881	$2,415	$2,716	$2,812	$329	$374	2.2%	3.5%	12.1%	13.3%	65.0%	70.8%
			0.9x	0.9x	7.3x	6.5x						
Arbutus (6) (Management)	$881	$2,415	$2,788	$2,910	$312	$318	4.9%	4.4%	11.2%	10.9%	66.6%	67.0%
			0.9x	0.8x	7.7x	7.6x						

Source: Arbutus Standalone Management Projections per Arbutus Management as of 07/25/2025 and FactSet as of 07/23/2025.

Note: Unless otherwise noted, financials are based on consensus estimates and are presented on a calendarized basis.

(1) *EV excludes lease liabilities, unless otherwise noted.*

(2) *Lease and SBC Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for estimated cash lease expense. Arbutus consensus Lease and SBC Adj. EBITDA reflective of add-back of SBC per Wall Street Consensus and burdening for cash lease expenses per Arbutus Standalone Management Projections.*

(3) *FCF calculated as Lease & SBC Adj. EBITDA – Capex. FCF Conversion calculated as FCF / Lease & SBC Adj. EBITDA.*

(4) *CAD / USD exchange rate of 0.7344 as of 07/23/2025.*

(5) *EUR / USD exchange rate of 1.173 as of 07/23/2025.*

(6) *Arbutus EV based on unaffected date as of 06/11/2025, the day before TELUS announced a non-binding offer to acquire the remaining outstanding shares of Arbutus. Arbutus EV includes TELUS Payable which is comprised of $299mm in accounts payable (net of $15mm accounts payable under normalized payment terms) less $28mm TELUS receivable to the parent company for shared services received including people, network, finance, communications and regulatory. Also includes provision for written put options to acquire the non-controlling interest in the WillowTree business retained by certain members of WillowTree management. Treatment of this item is at direction of Management and the Special Committee.*

(7) *Arbutus consensus figures are based on broker estimates as of the unaffected date of 06/11/2025, the day before TELUS announced a non-binding offer to acquire the remaining outstanding shares of Arbutus. SBC estimates per Street Research and cash lease expense per Arbutus Management.*

6

PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL Arbutus 6.9x(4) 7 EV(1) / NTM Lease & SBC Adj. EBITDA(2) ____________________ Source: Arbutus Standalone Management Projections per Arbutus Management as of 07/25/2025, Wall Street research and FactSet as of 07/23/2025. Note: CAD / USD and EUR / USD exchange rate of 0.734 and 1.356, respectively as of 07/23/2025. Multiples over 30.0x shown as NM. Financials are based on consensus estimates. Reflects peer group medians. Selected Publicly Traded Companies Over Time Multiples over 30.0x assumed to be not meaningful 5.6x CX Peers(6) TaskUs 6.0x(5) Diversified BPO Peers(7) 9.7x 9.3x Digital Eng. / IT Services Peers(8) Current / Unaffected (1) EV excludes lease liabilities, unless otherwise noted. Arbutus EV based on unaffected date as of 06/11/2025, the day before TELUS announced a non-binding offer to acquire the remaining outstanding shares of Arbutus. Arbutus EV includes TELUS Payable which is comprised of $299mm in accounts payable (net of $15mm accounts payable under normalized payment terms) less $28mm TELUS receivable to the parent company for shared services received including people, network, finance, communications and regulatory. Also includes provision for written put options to acquire the non-controlling interest in the WillowTree business retained by certain members of WillowTree management. Treatment of these items is at direction of Management and the Special Committee. (2) Lease and SBC Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for estimated cash lease expense. Arbutus consensus Lease and SBC Adj. EBITDA reflective of add-back of SBC per Wall Street Consensus and burdening for cash lease expenses per Arbutus Standalone Management Projections. (3) The starting date for average multiples over time are in reference to the current date of 07/23/25, but for TaskUs and Arbutus the ending date are their respective unaffected dates of 06/11/25 and 05/08/25. (4) Arbutus IPO date on 2/5/2021. NTM revenue estimates publicly available on 2/24/2021. Arbutus average multiples over time in relation to unaffected date as of 6/11/2025. (5) TASK IPO date of 6/11/2021. TASK average multiples over time in relation to unaffected date of 5/8/2025, the day before the announced definitive agreement for TaskUs to be acquired by Blackstone and founders. (6) CX Peers include Ibex, Concentrix, TTEC, Teleperformance, and TASK. TTEC average multiples over time in relation to unaffected date as of 9/27/2024. TASK average multiples over time are in relation to the unaffected date of 05/08/2025. (7) Diversified BPO Peers include G, EXLS, CNDT, and WNS. WNS average multiples over time in relation to unaffected date as of 7/03/2025. (8) Digital Engineering / IT Services Peers include ACN, CTSH, GIB.A-CA, EPAM, GLOB, DAVA, CAP-FR, and GDYN. (5) Average EV / NTM Lease & SBC Adj. EBITDA Multiples Over Time(3) Average Multiples Over Time(4) Change in Multiples Over Time(3) Current NTM Unaffected 1-Year 2-Year 3-Year Since Arbutus IPO(4) Arbutus(4) 6.9x 6.8x 6.7x 8.1x 10.5x 6.0x 6.3x 6.1x 6.8x -- CX(6) 5.6x 5.1x 5.2x 6.1x 8.0x Diversified BPO(7) 9.7x 8.9x 8.1x 7.8x 8.1x Digital Engineering / IT Services(8) 9.3x 11.6x 12.3x 12.6x 12.6x Δ to TaskUs 1.0x 0.4x 0.6x 1.4x Δ to CX 1.7x 1.5x 2.0x 2.5x Δ to Diversified BPO (2.2x) (1.4x) 0.3x 2.4x Δ to Digital Engineering / IT Services (4.8x) (5.6x) (4.5x) (2.1x) 0.0x 10.0x 20.0x 30.0x 2/24/21 1/12/22 11/30/22 10/18/23 9/4/24 7/23/25

PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL

Illustrative Sum-of-the-Parts Analysis

Arbutus Standalone Management Projections

	CX Experience	TDO	Trust & Safety	AI & Data Solutions	Digital Solutions	Sum-of-the-Parts
'25E Segment Revenue	$1,313	$130	$362	$457	$527	$2,788
Multiple Range	**0.4x — 0.8x**	**0.4x — 0.8x**	**0.8x — 1.0x**	**1.0x — 1.5x**	**1.5x — 2.0x**	**0.76x — 1.17x**
Enterprise Value	**$550 — $1,050**	**$50 — $100**	**$300 — $350**	**$450 — $700**	**$800 — $1,050**	**$2,150 — $3,250**
Net Debt [(1)]						**$1,534**
Equity Value						**$600 — $1,700**
Value per Share ($) [(2)]						**$1.95 — $5.78**

Mid-Point of Sum-of-the-Parts Range for Illustration


Implied Value per Share : $3.86
$800
$75
$325
$575
$925
$2,700
Customer Experience
TDO
Trust & Safety
AI & Data Solutions
Digital Solutions
Enterprise Value - SOTP

Implied Multiple

EV / '25E Revenue

0.9x

2025E Revenue Growth	(1.1%)	(5.4%)	(0.3%)	14.8%	21.9%
2026E Revenue Growth	0.0%	4.0%	(12.6%)	20.1%	13.2%

Source: Company filings, Wall Street research, Arbutus Standalone Management Projections per Arbutus Management as of 07/25/2025 and FactSet as of 7/23/2025.

Note: Dollars in millions except for per share items. Estimated valuation rounded to nearest $50mm for illustrative purposes. SOTP chart represents the mid-point valuation for each segment.

(1) 06/30/2025 net debt calculated as $1,025mm term loan balance plus $255mm of revolving credit facility plus $299mm TELUS payable plus provision for WillowTree Earnout of $134mm Provision for written put options to acquire the non-controlling interest in the WillowTree business retained by certain members of WillowTree management and TELUS Payable comprised of $299mm in accounts payable (net of $15mm accounts payable under normalized payment terms) less $28mm TELUS receivable to the parent company for shared services received including people, network, finance, communications and regulatory. Treatment of these item is at direction of Management and the Special Committee.

(2) Diluted shares outstanding calculated using treasury stock method based on 278.498mm MVS and SVS outstanding, 12.308mm non-vested RSUs, 6.893mm non-vested PSUs and 0.837mm, 1.260mm, 0.356mm and 2.817mm options with respective strike prices of $4.87, $8.95, $25.00 and $3.69, as of 06/30/2025 per Arbutus Management. Excludes 2.553mm PSUs related to the WillowTree earnout which are not expected to vest based on Arbutus Management's Projections.

8

PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL $2.96 $2.95 $3.41 $3.66 $3.71 $3.83 $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 7/24/2025 2025E 2026E 2027E 2028E 2029E NTM Lease and SBC Adj. EBITDA(1) Vs. Unaffected Price (6/11/2025) Implied Future Share Price 45.1% $4.50 $5.52 Vs. Offer Price (June 12 IOI) 26.3% $315 $6.45 $7.23 $8.22 60.5% 69.1% 70.6% 74.8% 39.8% 47.2% 48.6% 52.2% $318 $351 $377 $395 $420 Net Debt Outstanding $1,093 $1,028 $948 $853 $745 2030E Lease and SBC Adj. EBITDA(1) $420 NTM Multiple (Unaffected) 7.7x Enterprise Value $3,222 Equity Value $2,477 Implied Future Share Price (12/31/29E) (2) $8.22 Assumed Cost of Equity 11.0% Discount Period (to 7/24/25) 4.4 Years Implied PV of Future Share Price $5.17 Adjusted PV of Future Share Price $3.83 Adj. for WillowTree Provision and TELUS Payable ($1.34) 9 Illustrative Present Value of Future Share Price Analysis Offer Price: $3.40 ____________________ Source: Arbutus Standalone Management Projections per Arbutus Management as of 07/25/2025 and FactSet as of 07/23/2025. Note: Dollars in millions, except per share data. (1) Lease and SBC Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for estimated cash lease expense. (2) Diluted shares outstanding calculated using treasury stock method based on 278.498mm MVS and SVS outstanding, 12.308mm non-vested RSUs, 6.893mm non-vested PSUs and 0.837mm, 1.260mm, 0.356mm and 2.817mm options with respective strike prices of $4.87, $8.95, $25.00 and $3.69, as of 06/30/2025 per Arbutus Management. Excludes 2.553mm PSUs related to the WillowTree earnout which are not expected to vest based on Arbutus Standalone Management Projections. (3) Adjustment represents $134mm Provision for written put options to acquire the non-controlling interest in the WillowTree business retained by certain members of WillowTree management and TELUS Payable comprised of $299mm in accounts payable (net of $15mm accounts payable under normalized payment terms) less $28mm TELUS receivable to the parent company for shared services received including people, network, finance, communications and regulatory. Treatment of these items is at direction of Management and the Special Committee. Arbutus Standalone Management Projections (3)

PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL

Illustrative Present Value of Future Share Price Analysis (Cont'd)

Arbutus Standalone Management Projections

EV / NTM Lease and SBC Adj. EBITDA[2]	PV of Future Share Price[1]				
	2025E	2026E	2027E	2028E	2029E
6.0x	$1.26	$1.75	$2.04	$2.17	$2.36
2yr Avg: 6.7x					
1yr Avg: 6.8x					
7.0x	$2.26	$2.74	$3.00	$3.09	$3.24
Unaffected 7.7x	$2.95	$3.41	$3.66	$3.71	$3.83
8.0x	$3.28	$3.73	$3.97	$4.00	$4.11
3yr Avg: 8.1x					
9.0x	$4.26	$4.69	$4.89	$4.87	$4.92

Source: Arbutus Standalone Management Projections per Arbutus Management as of 07/25/2025 and FactSet as of 07/23/2025.

Note: Dollars in millions, except per share data. Adj. EBITDA unburdened for stock-based compensation other adjustments.

(1) Diluted shares outstanding calculated using treasury stock method based on 278.498mm MVS and SVS outstanding, 12.308mm non-vested RSUs, 6.893mm non-vested PSUs and 0.837mm, 1.260mm, 0.356mm and 2.817mm options with respective strike prices of $4.87, $8.95, $25.00 and $3.69, as of 06/30/2025 per Arbutus Management. Excludes 2.553mm PSUs related to the WillowTree earnout which are not expected to vest based on Arbutus Standalone Management Projections.

(2) Lease and SBC Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for estimated cash lease expense.

10

PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL PV of PV of Terminal Value Implied Enterprise Value Implied LTM EBITDA(1) Exit Multiple Discount Q3-Q4'25E - '30E at Perpetuity Growth Rate of at Perpetuity Growth Rate of at Perpetuity Growth Rate of Rate Cash Flows 3.00% 3.50% 4.00% 3.00% 3.50% 4.00% 3.00% 3.50% 4.00% 8.50% $583 $1,828 $2,021 $2,256 $2,411 $2,604 $2,839 7.1x 7.9x 8.8x 9.25% 572 + 1,549 1,692 1,862 = 2,121 2,264 2,434 6.3 6.9 7.5 10.00% 562 1,332 1,441 1,569 1,894 2,003 2,131 5.6 6.1 6.6 (-) 6/30/2025 Implied Equity Value Implied Equity Value per Share Discount Net at Perpetuity Growth Rate of at Perpetuity Growth Rate of Rate Debt 3.00% 3.50% 4.00% 3.00% 3.50% 4.00% 8.50% ($1,534) $877 $1,070 $1,305 $2.95 $3.60 $4.40 9.25% (1,534) = 587 730 900 1.95 2.45 3.00 10.00% (1,534) 360 469 597 1.20 1.60 2.00 11 ____________________ Source: Arbutus Standalone Management Projections per Arbutus Management as of 07/25/2025 and FactSet as of 07/23/2025. Note: Dollars in millions, except per share data. Cash flows discounted to 06/30/2025 using midyear convention. (1) Terminal year assumes normalized depreciation & amortization equal to 90.7% of capital expenditures based on 10 years of useful life and 2.0% inflation. Terminal year change in net working capital equal to historical average change in net working capital as a % of change in total revenue multiplied by the year-over-year change in revenue implied by applying a midpoint perpetuity growth rate of 2.0% to terminal year total revenue. (2) Adj. EBITDA is unburdened for acquisition costs, integration costs and other one-time items, and burdened for SBC. SBC only includes SBC related to ESPP and newly granted SBC, excludes SBC related to currently outstanding equity instruments. Treatment of these items is at direction of Management. (3) SBC only includes SBC related to ESPP and newly granted SBC, excludes SBC related to currently outstanding equity instruments. Treatment of these items is at direction of Management. (4) Lease and SBC Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for estimated cash lease expense. (5) Calculated as $1,025mm term loan balance, plus $255mm of revolving credit facility, plus $299mm adj. TELUS payable, plus $134mm provision for WillowTree Earnout, less $28mm TELUS receivable, less $151mm cash outstanding per Arbutus Management. (6) Diluted shares outstanding calculated using treasury stock method based on 278.498mm MVS and SVS outstanding, 12.308mm non-vested RSUs, 6.893mm non-vested PSUs and 0.837mm, 1.260mm, 0.356mm and 2.817mm options with respective strike prices of $4.87, $8.95, $25.00 and $3.69, as of 06/30/2025 per Arbutus Management. Excludes 2.553mm PSUs related to the WillowTree earnout which are not expected to vest based on Arbutus Standalone Management Projections. Figures rounded to nearest $0.05. Arbutus Standalone Management Projections Fiscal Year Ending December 31, H2 2025E 2026E 2027E 2028E 2029E 2030E Terminal(1) Revenue $1,419 $2,910 $3,071 $3,230 $3,396 $3,594 $3,594 % Growth n.m. 4.4% 5.6% 5.1% 5.2% 5.8% Adj. EBITDA (2) $204 $413 $441 $465 $485 $515 $515 % Margin 14.4% 14.2% 14.3% 14.4% 14.3% 14.3% 14.3% (+) Stock-Based Compensation (SBC)(3) 1 10 17 21 23 23 23 (-) Cash Lease Expense (49) (105) (107) (109) (113) (118) (118) $156 $318 $351 $377 $395 $420 $420 % Margin 11.0% 10.9% 11.4% 11.7% 11.6% 11.7% 11.7% (-) Depreciation (Excl. D&A on ROU Assets) (46) (85) (90) (94) (99) (104) (115) (-) Amortization (95) (185) (183) (181) (179) (177) (162) (+) Stock-Based Compensation (SBC)(3) (1) (10) (17) (21) (23) (23) (23) (-) Acquisition, Integration and Other (31) (36) (37) (36) (35) (36) (36) EBIT ($17) $1 $24 $44 $59 $79 $83 (+) Non Tax Deductible Amortization $85 $161 $152 $144 $135 $127 $127 Taxable EBIT $68 $162 $176 $188 $194 $206 $210 Effective Tax Rate 36.7% 36.7% 36.7% 36.7% 36.7% 36.7% 36.7% (-) Taxes (25) (60) (65) (69) (71) (76) (77) Tax-Effected EBIT ($42) ($58) ($41) ($25) ($12) $4 $6 (-) Depreciation (Excl. D&A on ROU Assets) 46 85 90 94 99 104 115 (-) Amortization 95 185 183 181 179 177 162 (+/-) Change in NWC 19 16 14 9 3 (6) (4) (-) Capital Expenditures (65) (113) (119) (120) (122) (127) (127) Unlevered Free Cash Flow $54 $115 $127 $139 $147 $152 $153 Growth % 95% 10% 10% 5% 3% Lease and SBC Adj. EBITDA(4) (5) (6) Preliminary Discounted Cash Flow Analysis Arbutus Standalone Management Projections

PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL Reference Ranges (For Reference Only) Selected Publicly Traded Companies Sum-of-the-Parts Discounted Cash Flows 52-Week Analyst Stock Present Value of Selected Publicly Sum-of-the-Parts Discounted Stock Price Range Price Targets Future Share Price Traded Companies Cash Flows Current Stock 2025E Lease and 2026E Lease and Selected 2025E Customer Low High Price Target Range End of Year SBC Adj. EBITDA(1) SBC Adj. EBITDA(1) Exper. Rev. Mult. Range Discount Rate $2.13 - $6.86 $3.00 - $6.00 2025E - 2029E $312 $318 0.4x - 1.5x 8.5% - 10.0% (04/08/2025) (07/31/2024) Selected NTM Adj. Selected FY2025E Adj. Selected FY2026E Adj. Selected 2025E Digital Perpetuity Illustrative Cost of Equity EBITDA Multiple Range EBITDA Multiple Range EBITDA Multiple Range Solutions Rev. Mult. Range Growth Rate 11.0% 6.0x - 9.0x 6.0x - 9.0x 5.5x - 8.0x 1.5x - 2.0x 3.0% - 4.0% Implied LTM EBITDA Exit Multiple 5.6x - 8.8x $2.13 $2.70 $1.26 $1.15 $0.75 $1.95 $1.20 $6.86 $5.40 $4.92 $4.25 $3.40 $5.80 $4.40 $0.00 $2.00 $4.00 $6.00 $8.00 Arbutus Share Price (7/23/2025): $4.05 Arbutus Offer Price (6/12/2025): $3.40 Arbutus Unaffected Share Price (6/11/2025): $2.96 12 Arbutus Illustrative Valuation Summary ____________________ Source: Arbutus Standalone Management Projections per Arbutus Management as of 07/25/2025 and FactSet as of 07/23/2025. Note: Dollars in millions, except per share data. (1) Lease and SBC Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for estimated cash lease expense. (2) Diluted shares outstanding calculated using treasury stock method based on 278.498mm MVS and SVS outstanding, 12.308mm non-vested RSUs, 6.893mm non-vested PSUs and 0.837mm, 1.260mm, 0.356mm and 2.817mm options with respective strike prices of $4.87, $8.95, $25.00 and $3.69, as of 06/30/2025 per Arbutus Management. Excludes 2.553mm PSUs related to the WillowTree earnout which are not expected to vest based on Arbutus Standalone Management Projections. Figures rounded to nearest $0.05. (3) Discounted at 11.0% cost of equity. (3) (2) Arbutus Standalone Management Projections

PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL Preliminary Synergized Financial Analysis

PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL

For Reference Only

Arbutus Synergistic Case Management Projections

	Historicals	Arbutus Synergistic Case Management Projections						
	Fiscal Year Ending December 31,							CAGR
	2024A	2025E	2026E	2027E	2028E	2029E	2030E	'25E-'30E
Customer Experience	$1,328	$1,313	$1,313	$1,297	$1,259	$1,214	$1,165	(2.4%)
Trust & Safety	363	362	316	352	372	391	416	2.8%
AI & Data Solutions	398	457	549	642	754	871	1,001	17.0%
TDO	137	130	135	138	142	149	160	4.3%
Customer Experience Revenue	**$2,226**	**$2,262**	**$2,314**	**$2,429**	**$2,527**	**$2,625**	**$2,742**	**3.9%**
% Growth	--	*1.6%*	*2.3%*	*5.0%*	*4.0%*	*3.9%*	*4.4%*	
Digital Solutions Revenue	**$432**	**$527**	**$607**	**$678**	**$762**	**$854**	**$959**	**12.7%**
% Growth	--	*21.9%*	*15.3%*	*11.6%*	*12.5%*	*12.1%*	*12.3%*	
Revenue	**$2,658**	**$2,788**	**$2,921**	**$3,107**	**$3,289**	**$3,480**	**$3,701**	**5.8%**
% Growth	*(1.8%)*	*4.9%*	*4.8%*	*6.4%*	*5.9%*	*5.8%*	*6.4%*	
Gross Profit	**$948**	**$956**	**$988**	**$1,051**	**$1,116**	**$1,179**	**$1,255**	**5.6%**
% Margin	*35.7%*	*34.3%*	*33.8%*	*33.8%*	*33.9%*	*33.9%*	*33.9%*	
Adj. EBITDA[1]	**$421**	**$417**	**$443**	**$475**	**$506**	**$533**	**$568**	**6.4%**
% Margin	*15.8%*	*15.0%*	*15.2%*	*15.3%*	*15.4%*	*15.3%*	*15.4%*	
(-) Cash Lease Expense	(95)	(104)	(105)	(107)	(109)	(113)	(118)	2.6%
(+) SBC[2]	32	1	10	17	21	23	23	79.0%
Lease and SBC Adj. EBITDA[3]	**$358**	**$314**	**$348**	**$385**	**$418**	**$442**	**$473**	**8.5%**
% Margin	*13.5%*	*11.3%*	*11.9%*	*12.4%*	*12.7%*	*12.7%*	*12.8%*	

Selected Cash Flow Items	2024A	2025E	2026E	2027E	2028E	2029E	2030E
Capex	($105)	($125)	($113)	($120)	($123)	($125)	($131)
Decrease (Increase) in NWC	66	6	13	17	12	6	(3)

TELUS Exposure

Revenue (LTM Q2'25): $735mm (26.2% Total)

Gross Profit (LTM Q2'25): $268mm (27.4% Total)

Net Payable to TELUS (Q2'25): $271mm[4]

Source: Arbutus Standalone Management Projections per Arbutus Management as of 07/25/2025.

Note: U.S. Dollars in millions.

(1) Adj. EBITDA is unburdened for acquisition costs, integration costs and other one-time items, and burdened for SBC. 2024A excludes $60mm gain from BCP.

(2) SBC from 2025 onwards only includes SBC related to ESPP and newly granted SBC, excludes SBC related to currently outstanding equity instruments. Treatment of these items is at direction of Management.

(3) Lease and SBC Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for estimated cash lease expense.

(4) Net TELUS Payable comprised of $299mm in accounts payable (net of $15mm accounts payable under normalized payment terms) less $28mm TELUS receivable to the parent company for shared services received including people, network, finance, communications and regulatory. Treatment of this item is at direction of Management and the Special Committee.

13

PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL 14 Comparison of Arbutus Management Projections Arbutus Management Projections CAGR 2025E 2026E 2027E 2028E 2029E 2030E 2025E - 2030E Revenue Arbutus Standalone Management Projections $2,788 $2,910 $3,071 $3,230 $3,396 $3,594 5.2% Arbutus Synergistic Case Management Projections 2,788 2,921 3,107 3,289 3,480 3,701 5.8% Delta -- $11 $35 $59 $84 $108 Gross Profit Arbutus Standalone Management Projections $956 $984 $1,040 $1,096 $1,149 $1,215 4.9% Arbutus Synergistic Case Management Projections 956 988 1,051 1,116 1,179 1,255 5.6% Delta ($0) $ 3 $11 $21 $30 $39 Adj. EBITDA Arbutus Standalone Management Projections $414 $413 $441 $465 $485 $515 4.4% Arbutus Synergistic Case Management Projections 417 443 475 506 533 568 6.4% Delta $ 2 $30 $35 $41 $47 $53 Effective Tax Rate Arbutus Standalone Management Projections 36.7% 36.7% 36.7% 36.7% 36.7% 36.7% Arbutus Synergistic Case Management Projections 20.7% 20.7% 20.7% 20.7% 20.7% 20.7% Delta (16.0%) (16.0%) (16.0%) (16.0%) (16.0%) (16.0%) Capital Expenditures Arbutus Standalone Management Projections ($125) ($113) ($119) ($120) ($122) ($127) 0.3% Arbutus Synergistic Case Management Projections (125) (113) (120) (123) (125) (131) 0.9% Delta -- ($0) ($1) ($2) ($3) ($4) Arbutus Standalone Management Projections vs. Arbutus Synergistic Case Management Projections ____________________ Source: Arbutus Standalone Management Projections and Arbutus Management Synergistic Projections per Arbutus Management as of 07/25/2025. Note: U.S. Dollars in millions. (1) Adj. EBITDA is unburdened for acquisition costs, integration costs and other one-time items, and burdened for SBC. Embedded SBC only includes SBC related to ESPP and newly granted SBC, excludes SBC related to currently outstanding equity instruments. Treatment of these items is at direction of Management. (1) For Reference Only

PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL 15 Preliminary Discounted Cash Flow Analysis Arbutus Synergistic Case Management Projections ____________________ Source: Arbutus Management Synergistic Projections per Arbutus Management as of 07/25/2025 and FactSet as of 07/23/2025. Note: Dollars in millions, except per share data. Cash flows discounted to 06/30/2025 using midyear convention. (1) Terminal year assumes normalized depreciation & amortization equal to 90.7% of capital expenditures based on 10 years of useful life and 2.0% inflation. Terminal year change in net working capital equal to historical average change in net working capital as a % of change in total revenue multiplied by the year-over-year change in revenue implied by applying a midpoint perpetuity growth rate of 2.0% to terminal year total revenue. (2) Adj. EBITDA is unburdened for acquisition costs, integration costs and other one-time items, and burdened for SBC. SBC only includes SBC related to ESPP and newly granted SBC, excludes SBC related to currently outstanding equity instruments. Treatment of these items is at direction of Management. (3) SBC only includes SBC related to ESPP and newly granted SBC, excludes SBC related to currently outstanding equity instruments. Treatment of these items is at direction of Management. (4) Lease and SBC Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for estimated cash lease expense. (5) Calculated as $1,025mm term loan balance, plus $255mm of revolving credit facility, plus $299mm adj. TELUS payable, plus $134mm provision for WillowTree Earnout, less $28mm TELUS receivable, less $151mm cash outstanding per Arbutus Management. (6) Diluted shares outstanding calculated using treasury stock method based on 278.498mm MVS and SVS outstanding, 12.308mm non-vested RSUs, 6.893mm non-vested PSUs and 0.837mm, 1.260mm, 0.356mm and 2.817mm options with respective strike prices of $4.87, $8.95, $25.00 and $3.69, as of 06/30/2025 per Arbutus Management. Excludes 2.553mm PSUs related to the WillowTree earnout which are not expected to vest based on Arbutus Standalone Management Projections. Figures rounded to nearest $0.05. For Reference Only PV of PV of Terminal Value Implied Enterprise Value Implied LTM EBITDA(1) Exit Multiple Discount Q3-Q4'25E - '30E at Perpetuity Growth Rate of at Perpetuity Growth Rate of at Perpetuity Growth Rate of Rate Cash Flows 3.00% 4.00% 5.00% 3.00% 4.00% 5.00% 3.00% 4.00% 5.00% 8.50% $835 $2,719 $3,356 $4,356 $3,554 $4,191 $5,191 9.4x 11.6x 15.0x 9.25% 819 + 2,304 2,770 3,454 = 3,123 3,588 4,273 8.3 10.0 12.4 10.00% 804 1,981 2,334 2,828 2,785 3,137 3,631 7.4 8.7 10.6 (-) 6/30/2025 Implied Equity Value Implied Equity Value per Share Discount Net at Perpetuity Growth Rate of at Perpetuity Growth Rate of Rate Debt 3.00% 4.00% 5.00% 3.00% 4.00% 5.00% 8.50% ($1,534) $2,020 $2,656 $3,657 $6.75 $8.85 $12.15 9.25% (1,534) = 1,589 2,054 2,739 5.30 6.85 9.15 10.00% (1,534) 1,251 1,603 2,097 4.20 5.35 7.00 Arbutus Synergistic Case Management Projections Fiscal Year Ending December 31, H2 2025E 2026E 2027E 2028E 2029E 2030E Terminal(1) Revenue $1,419 $2,921 $3,107 $3,289 $3,480 $3,701 $3,701 % Growth n.m. 4.8% 6.4% 5.9% 5.8% 6.4% Adj. EBITDA (2) $207 $443 $475 $506 $533 $568 $568 % Margin 14.6% 15.2% 15.3% 15.4% 15.3% 15.4% 15.4% (+) Stock-Based Compensation (SBC)(3) 1 10 17 21 23 23 23 (-) Cash Lease Expense (49) (105) (107) (109) (113) (118) (118) $158 $348 $385 $418 $442 $473 $473 % Margin 11.2% 11.9% 12.4% 12.7% 12.7% 12.8% 12.8% (-) Depreciation (Excl. D&A on ROU Assets) (46) (85) (90) (94) (99) (104) (119) (-) Amortization (95) (185) (183) (181) (179) (177) (162) (+) Stock-Based Compensation (SBC)(3) (1) (10) (17) (21) (23) (23) (23) (-) Acquisition, Integration and Other (31) (36) (37) (36) (35) (36) (36) EBIT ($14) $31 $59 $85 $106 $133 $133 (+) Non Tax Deductible Amortization $85 $161 $152 $144 $135 $127 $127 Taxable EBIT $71 $192 $211 $229 $241 $260 $260 Effective Tax Rate 20.7% 20.7% 20.7% 20.7% 20.7% 20.7% 20.7% (-) Taxes (15) (40) (44) (47) (50) (54) (54) Tax-Effected EBIT ($29) ($9) $15 $38 $56 $79 $80 (-) Depreciation (Excl. D&A on ROU Assets) 46 85 90 94 99 104 119 (-) Amortization 95 185 183 181 179 177 162 (+/-) Change in NWC 19 13 17 12 6 (3) (2) (-) Capital Expenditures (65) (113) (120) (123) (125) (131) (131) Unlevered Free Cash Flow $66 $162 $184 $202 $215 $226 $227 Growth % 102% 14% 10% 6% 5% Lease and SBC Adj. EBITDA(4) (5) (6)

PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL TELUS Pro Forma Analysis

PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL Unaffected Offer Illustrative Transaction Range Arbutus Price (US$/share) $2.96 $3.40 $4.00 $5.00 $6.00 $7.00 $8.00 $9.00 DSO (mm) (1) 297.7 297.7 297.9 298.5 298.9 299.3 299.5 299.8 Market Cap (US$mm) $881 $1,012 $1,192 $1,492 $1,794 $2,095 $2,396 $2,698 Add: Net Debt (2) $1,534 Arbutus Enterprise Value (US$mm) $2,415 $2,547 $2,726 $3,026 $3,328 $3,629 $3,931 $4,232 Diluted Shares Not Owned by TELUS 138.8 138.8 139.0 139.6 140.1 140.4 140.7 140.9 Cost to Acquire Remaining shares $411 $472 $556 $698 $840 $983 $1,125 $1,268 Arbutus Standalone Management Projections Selected Credit Statistics (3) TELUS SQ Pro Forma Gross Debt / EBITDA (CY 25E) 3.6x 3.69x 3.70x 3.72x 3.74x 3.77x 3.80x 3.82x 3.85x Pro Forma Net Debt / EBITDA (CY 25E) 3.5x 3.56x 3.57x 3.58x 3.61x 3.63x 3.66x 3.69x 3.71x S&P Pro Forma Debt / EBITDA (CY 25E) 4.0x 4.10x 4.12x 4.13x 4.16x 4.18x 4.21x 4.24x 4.26x EPS Accretion / Dilution (3) 2026E EPS Accretion / (Dilution) - - 2.5% 2.2% 1.9% 1.4% 0.9% 0.4% (0.1%) (0.6%) Arbutus Synergistic Case Management Projections(4) Selected Credit Statistics (3) TELUS SQ Pro Forma Gross Debt / EBITDA (CY 25E) 3.6x 3.69x 3.70x 3.72x 3.74x 3.77x 3.79x 3.82x 3.85x Pro Forma Net Debt / EBITDA (CY 25E) 3.5x 3.55x 3.57x 3.58x 3.61x 3.63x 3.66x 3.68x 3.71x S&P Pro Forma Debt / EBITDA (CY 25E) 4.0x 4.10x 4.11x 4.13x 4.16x 4.18x 4.21x 4.23x 4.26x EPS Accretion / Dilution (3) 2026E EPS Accretion / (Dilution) - - 4.3% 4.1% 3.8% 3.3% 2.8% 2.3% 1.7% 1.2% 16 TELUS Corporation Pro Forma Financial Impacts ____________________ Source: Arbutus Standalone Management Projections and Arbutus Synergistic Case Management Projections per Arbutus Management as of 07/25/2025, FactSet as of 07/23/2025, TELUS Corporation filings as of 03/31/2025, and latest S&P Rating Agency reports and credit statistic files. Note: Dollars in millions, except per share data. (1) Diluted shares outstanding calculated using treasury stock method based on 278.498mm MVS and SVS outstanding, 12.308mm non-vested RSUs, 6.893mm non-vested PSUs and 0.837mm, 1.260mm, 0.356mm and 2.817mm options with respective strike prices of $4.87, $8.95, $25.00 and $3.69, as of 06/30/2025 per Arbutus Management. Excludes 2.553mm PSUs related to the WillowTree earnout which are not expected to vest based on Arbutus Standalone Management Projections. (2) Calculated as $1,025mm term loan balance, plus $255mm of revolving credit facility, plus $299mm adj. TELUS payable (net of $15mm accounts payable under normalized payment terms) , plus $134mm provision for WillowTree Earnout, less $28mm TELUS receivable, less $151mm cash outstanding per Arbutus Management. (3) Illustratively assumes transaction financed with incremental debt at 4.6% interest rate (in-line with current financing costs). (4) Assumes $2mm and $30mm incremental Operating EBITDA in 2025 and 2026, related to public company and shared services cost savings. Memo: 3.0x Net Debt / EBITDA Target S&P Downgrade Threshold: 4.25x

PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL Appendix

PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL

Arbutus Wall Street Perspectives

Broker Price Targets and Valuation Methodologies

Selected Brokers	Date	Rating	Unaffected Target[1]	Unaffected Valuation Methodology[2]
Stifel Canada	05/11/2025	Buy	$4.00	5.5x '26E EV / EBITDA
Canaccord Genuity	05/09/2025	Buy	6.00	6.5x '26E EV / EBITDA
National Bank	05/09/2025	Buy	3.50	DCF
William Blair	05/28/2025	Hold	NA	NA
Desjardins	05/12/2025	Hold	3.22[3]	DCF, '26E EV / EBITDA
Morgan Stanley	05/12/2025	Hold	3.49	4.0x '26E P/E
Barclays	05/09/2025	Hold	3.00	DCF, '26E EV / EBITDA
BMO	05/09/2025	Hold	3.00	7.0x '26E EV / FCF
CIBC	05/09/2025	Hold	4.50	6.0x 26E EV / EBITDA
Guggenheim	05/09/2025	Hold	NA	NA
RBC Capital Markets	05/09/2025	Hold	5.00	6.25x '26E EV / EBITDA
Scotiabank	05/09/2025	Hold	3.00	6.5x NTM EV / EBITDA
J.P.Morgan	05/12/2025	Sell	NA	NA
Median			**$3.50**	
Median Price Target Upside/(Downside) to Unaffected Price of $2.96			**18.1%**	
Median Price Target Upside/(Downside) to Current Price of $4.05			**(13.7%)**	

Source: Wall Street research, Bloomberg and FactSet as of 07/23/2025.
Note: Per share data in U.S. Dollars.
(1) Reflects price targets posted before 06/12/2025, which is when TELUS announced a non-binding offer to acquire the remaining outstanding shares of Arbutus.
(2) Valuation methodologies reflect definitions under IFRS accounting and are burdened for SBC. EBITDA defined as Net Income + Taxes + Interest Expense + FX Loss + D&A + Restructuring & Other One-Time Charges.
(3) Represents C$4.50 converted at a rate of 0.714x based on the date of the report on 05/12/2025.

17

PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL

Arbutus EBITDA and Net Debt Reconciliation

Arbutus Standalone Management Projections

	2025E	2026E
Adj. EBITDA[1]	**$414**	**$413**
(-) Cash Lease Expense [2]	(104)	(105)
(+) Stock-Based Compensation	1	10
Lease & SBC Adj. EBITDA[3]	**$312**	**$318**
Equity Value @ Unaffected Share Price ($2.96) [4]	**$881**	
(+) Total Debt Excl. Lease Obligations as of 06/30/25 [5]	1,280	
(+) Provision for WillowTree Earnout as of 06/30/25 [6]	134	
(+) Net TELUS Payable as of 06/30/25 [7]	271	
(-) Cash & Cash Equivalents as of 06/30/25	(151)	
Enterprise Value	**$2,415**	
(+) Lease Obligations	289	
Enterprise Value (Incl. Lease Obligations)	**$2,704**	

Source: FactSet as of 06/11/2025 and Arbutus Standalone Management Projections per Arbutus Management as of 07/25/2025.
Note: U.S. Dollars in millions, except per share data. Arbutus market cap and EV based on unaffected date as of 06/11/2025, the day before TELUS announced a non-binding offer to acquire the remaining outstanding shares of Arbutus.
(1) *Adj. EBITDA is unburdened for acquisition costs, integration costs and other one-time items, and burdened for SBC. SBC from 2025 onwards includes SBC related to ESPP and newly granted SBC, excludes SBC related to currently outstanding equity instruments. Treatment of these items is at direction of Management.*
(2) *Adjustment intended to approximate U.S. GAAP-equivalent rent expense.*
(3) *Lease and SBC Adj. EBITDA reflective of add-back of SBC per Wall Street Consensus and burdening for cash lease expenses per Arbutus Standalone Management Projections.*
(4) *Diluted shares outstanding calculated using treasury stock method based on 278.498mm MVS and SVS outstanding, 12.308mm non-vested RSUs, 6.893mm non-vested PSUs and 0.837mm, 1.260mm, 0.356mm and 2.817mm options with respective strike prices of $4.87, $8.95, $25.00 and $3.69, as of 06/30/2025 per Arbutus Management. Excludes 2.553mm PSUs related to the WillowTree earnout which are not expected to vest based on Arbutus Standalone Management Projections.*
(5) *$1,280mm credit facility balance ($255mm Revolving Component + $1,025mm Term Loan Component) as of 06/30/2025 per Arbutus Management.*
(6) *Provision for written put options to acquire the non-controlling interest in the WillowTree business retained by certain members of WillowTree management. Treatment of this item is at direction of Management and the Special Committee.*
(7) *TELUS Payable is comprised of $299mm in accounts payable (net of $15mm accounts payable under normalized payment terms) less $28mm TELUS receivable to the parent company for shared services received including people, network, finance, communications and regulatory. Treatment of this item is at direction of Management and the Special Committee.*

18

PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL

Selected Publicly Traded Companies for Arbutus

Company	Revenue Mix	Overlap with Arbutus' Segments[1]	Select Commentary
Arbutus	 Trust, Safety & Security 14% AI & Data Solutions 15% Digital Solutions 21% CXM 50%		▪ Similar to its CX peers, Arbutus' revenue is largely CX with recent diversification into other capabilities
Teleperformance	 Other 3% Back-office / BPO 4% Sales 7% Technical Support 7% Trust & Safety 10% Specialized Services 14% Customer Care 55%	64%	▪ Teleperformance's Customer Care and Trust & Safety segments are similar to Arbutus' CXM and Trust, Safety & Security segments, respectively
concentrix[2]	N/A Majority CX revenue but previously acquired IT services company, PK Global in November 2021, for $1.6bn	> 70%	▪ Primarily CXM revenue ▪ Diversified into Digital Solutions via acquisition of PK Global in 2021 (similar business to WillowTree)
ttec	 TTEC Digital 21% TTEC Engage 79%	71%	▪ TTEC's Engage business is similar to Arbutus' CXM segment ▪ TTEC's Digital business is similar to Arbutus' Digital Solutions Segment
ibex.	 Other[3] 23% Digital & Omnichannel CX 77%	50%	▪ Ibex's Digital & Omnichannel CX is similar to Arbutus' CXM business line
Memo:			
TaskUs	 AI 14% Trust, Safety & Security 25% Digital Customer Experience 61%	79%	▪ TaskUs Digital Customer Experience segment is similar to Arbutus's CXM Segment, Trust, Safety & Security is similar to Arbutus Trust, Safety & Security and AI is similar to Arbutus AI & Data Solutions

Memo[4]:

Trading comps used in TASK Preliminary Proxy: Teleperformance, Arbutus, concentrix, ibex.

– – – CX Revenue %

Source: Company filings.
Note: Revenue mix is as of most recent FY.
(1) Represents % of Arbutus' business mix that aligns to the comparable Company's revenue mix.
(2) Revenue mix by segment not available.
(3) Other includes Digital Marketing & E-Commerce and Digital CX Surveys & Analytics.
(4) TaskUs trading comps disclosed in the TaskUs PREM14A proxy which was released on 07/01/2025.

19

PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL Announcement Transaction NTM LTM Adj. EV / LTM EV / LTM Date Acquiror Target Value Revenue Growth EBITDA Margin Revenue Adj. EBITDA 8-May-25 $1,668 10.1% 20.9% 1.6x 7.6x 30-Sep-24 Kenneth Tuchman 1,205 (4.2%) 9.5% 0.5x 5.4x 3-Jan-24 Laurent Junique 702 8.8% 21.5% 1.4x 6.6x 10-Oct-23 217 6.0% 10.1% 0.6x 5.8x 26-Apr-23 3,129 5.7% 17.0% 1.3x 7.7x 29-Mar-23 ~4,768 ~10.0% 14.9% 1.8x 11.8x 18-Jun-21 2,147 5.7% 12.0% 1.2x 10.0x Overall Average $1,977 6.0% 15.1% 1.2x 7.8x Overall Median $1,668 6.0% 14.9% 1.3x 7.6x 2.9% 12.8% 4.6% 11.0% ( Arbutus(10) (Consensus) (Management) Arbutus(10) ____________________ Source: Arbutus Management Projections per Arbutus Management as of 07/25/2025, transaction related documentation, Company press releases and FactSet as of 07/23/2025. Note: U.S. Dollars in millions. Balance sheet items and operating metrics are as of the latest Company filing prior to the acquisition announcement date, unless otherwise noted. Projected financials are using consensus estimates, unless otherwise noted. (1) Transaction values represent the full, implied value of the target even if the transaction is only for a minority stake. (2) Lease and SBC Adj. EBITDA reflective of add-back of SBC per Wall Street Consensus and burdening for cash lease expenses per Arbutus Standalone Management Projections. Adj. EBITDA is unburdened for acquisition costs, integration costs and other one-time items, unburdened for SBC estimates per Wall Street Consensus and re-burdened for SBC per Arbutus Standalone Management Projections. (3) Shares outstanding figures as of 03/01/2024 per the TDCX SC 13E3 proxy. (4) LTM operating metrics are as of 12/31/2023. EBITDA adjusted to burden for interest on lease liabilities and depreciation of right-of-use-lease assets. (5) Represents transaction value of €30 per share converted to USD using EUR / USD FX rate of 1.098 as of the unaffected date of 04/25/2023. (6) Metrics are converted to USD using EUR / USD FX rate of 1.090 as of 03/31/2023 which is the sport rate used unaudited consolidated financial statements posted by Concentrix on 07/17/2023. (7) NTM metrics are using 2024E estimated figures. (8) LTM metrics are as of 03/31/2023. (9) EBITDA metrics are adjusted to be unburdened for stock-based compensation. (10) LTM metrics are as of Q1’2025. (11) Arbutus consensus figures are based on broker estimates as of the unaffected date of 06/11/2025, the day before TELUS announced a non-binding offer to acquire the remaining outstanding shares of Arbutus. SBC and lease expenses are per Arbutus Management. 20 Announced Take Private by Insiders (1) (2) (2) (3) (4) (4) (4) (5) (6) (7) (8) (8) (8) (9) Selected Precedent Transactions For Reference Only (11)

PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL

Arbutus Minority Shareholder Overview

Minority Shareholder Overview (Pre-Announcement) [1]

Shareholders	SVS mm	SVS %	SVS + MVS (If Converted)[2] mm	SVS + MVS (If Converted)[2] %
Riel BV ("EQT")	35.4	33.6%	47.8	40.5%
Mackenzie Investments	8.3	7.9%	8.3	7.0%
QV Investors	6.1	5.7%	6.1	5.1%
ClearBridge Investments	5.3	5.0%	5.3	4.5%
BlackRock (Singapore)	4.8	4.6%	4.8	4.1%
Scheer, Rowlett & Associates	3.6	3.4%	3.6	3.0%
Franklin Clearbridge	3.0	2.8%	3.0	2.5%
Arrowstreet Capital	2.2	2.1%	2.2	1.9%
Medina Value Partners	2.1	2.0%	2.1	1.8%
Beutel, Goodman & Company	2.1	2.0%	2.1	1.8%
Empire Life Investments	1.8	1.7%	1.8	1.5%
EQT + Top 10 Institutional Shareholders	**74.8**	**70.8%**	**87.1**	**73.9%**
Top 11-20 Institutional Shareholders	**8.0**	**7.6%**	**8.0**	**6.8%**
Top 21-40 Institutional Shareholders	**6.4**	**6.1%**	**6.4**	**5.4%**
All Other Shareholders	**16.5**	**15.6%**	**16.5**	**14.0%**
Total Minority Shareholders	**105.6**	**100.0%**	**118.0**	**100.0%**

EQT Ownership Summary

- SVS represents subordinate voting shares and MVS represents multiple voting shares
- EQT is Arbutus' largest minority shareholder with ~12.4mm MVS and ~35.4mm SVS
  - Represents:
    - 100% of Non-TELUS MVS
    - 33.6% of Non-TELUS SVS or 40.5% of Non-TELUS SVS upon conversion of MVS
- Subject to certain minority shareholder protections in any definitive agreement, minority shareholder approval is required from a majority of the votes cast by SVS shareholders
- If EQT receives any "collateral benefit" (e.g., rolling equity) then EQT would be excluded from the minority approval
- The Special Committee has received feedback from EQT, Mackenzie Investments, Scheer, Rowlett & Associates, Medina Value Partners and White Falcon

Source: Arbutus filings and FactSet.

(1) Pre-announcement as of 06/11/2025, one day before the TELUS acquisition offer was announced.

(2) Based on 105.602mm subordinate voting shares issued and 12.378mm multiple voting shares (excluding TELUS' 6.875mm subordinated shares and 152.004mm multiple voting shares) as of TELUS's announced IOI on 06/12/2025.

(3) Includes insiders, notably Tobias Dengel and Jeffrey Puritt who hold ~2.0mm and ~0.7mm shares, respectively.

21

PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL 22 Arbutus Weighted Average Cost of Capital ____________________ Source: Bloomberg and FactSet as of 07/23/2025. Range Cost of Equity Low High Source Risk Free Rate 4.9% Twenty year U.S. Government bond yield as of July 23, 2025 Levered Beta 0.99 Represents median of core comparable group's historical Bloomberg adjusted betas, unlevered and relevered at the Company's targeted capital structure and effective tax rate. Bloomberg betas based on regression of two years of weekly performance as compared to the broad U.S. equity market Equity Risk Premium 5.0% 7.0% Equity risk premium relative to twenty year U.S. Government bond yield per BofA Securities' estimates, based upon analysis of long-term historical data of the broad U.S. equity market Cost of Equity 9.9% 11.8% Cost of Debt Pre-tax Cost of Debt 9.0% Based on market estimates for new 10-year debt Marginal Tax Rate 36.7% Effective tax rate per Arbutus Management After-tax Cost of Debt 5.7% Net Debt / Total Capital 32.5% Based on the Company's targeted capital structure (2-3x target net leverage) assuming 2.5x leverage and 7.7x EV/NTM EBITDA multiple as of the unaffected date Weighted Average Cost of Capital 8.5% 9.8%

PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL

Arbutus Weighted Average Cost of Capital (Cont'd)

Selected Publicly Traded Companies

	Values[1]			2-year Avg	Beta		
Core Comparables	Equity	Enterprise	Net Debt / Capital[2]	Net Debt / Equity	Levered[3]	Unlevered	R Squared of Lev. Beta[4]
Teleperformance	$6,116	$9,773	37.4%	51.2%	1.05	0.76	0.12
Concentrix	$4,176	$8,746	52.3%	102.1%	1.06	0.61	0.13
TTEC	$200	$1,072	81.4%	116.3%	1.15	0.61	0.08
TaskUs	$1,404	$1,461	3.9%	8.7%	1.18	1.11	0.10
Ibex	$454	$463	1.9%	(12.2%)	0.85	0.93	0.09
Median					**1.06**	**0.76**	**0.10**
Arbutus	**$881**	**$2,415**	**63.5%**	**86.3%**	**1.20**[3]	**0.78**[5]	**0.12**

Source: Bloomberg and FactSet as of 07/23/2025.
Note: Dollars in millions. Comparable companies comprised of CX peers.
(1) Equity and enterprise values of TaskUS and TTEC are as of the unaffected date of 05/08/2025 and 09/27/2024, respectively. Equity and enterprise values of Teleperformance, Ibex, and Concentrix are as of 07/23/2025.
(2) Capital structure of TaskUS and TTEC are as of the unaffected date of 05/08/2025 and 09/27/2024, respectively. Capital structures of Teleperformance, Ibex, and Concentrix are as of 07/23/2025.
(3) Represents historical levered Bloomberg adjusted beta. Bloomberg betas based on regression of two years of weekly performance as compared to the broad U.S. equity market. Arbutus, TaskUS and TTEC betas are as of unaffected dates.
(4) R-squared is a statistical measure of how close the data are to the fitted regression line.
(5) Unlevered beta calculated by un-levering Bloomberg levered beta by average net debt / equity over past 2 years.

23

PRELIMINARY DRAFT AND STRICTLY CONFIDENTIAL 24 EV(1) / LTM Lease & SBC Adj. EBITDA(2) Selected Publicly Traded Companies Over Time (4) Digital Eng. / IT Services Peers(8) 5.7x CX Peers(6) TaskUs 6.7x(5) Arbutus 6.2x(4) Diversified BPO Peers(7) 10.7x 9.4x (3) ____________________ Source: Arbutus Standalone Management Projections per Arbutus Management as of 07/25/2025, Wall Street research and FactSet as of 07/23/2025. Note: CAD / USD and EUR / USD exchange rate of 0.734 and 1.356, respectively as of 07/23/2025. Multiples over 30.0x shown as NM. Financials are based on consensus estimates. Reflects peer group medians. (1) EV excludes lease liabilities, unless otherwise noted. Arbutus EV based on unaffected date as of 06/11/2025, the day before TELUS announced a non-binding offer to acquire the remaining outstanding shares of Arbutus. Arbutus EV includes TELUS Payable which is comprised of $299mm in accounts payable (net of $15mm accounts payable under normalized payment terms) less $28mm TELUS receivable to the parent company for shared services received including people, network, finance, communications and regulatory. Also includes provision for written put options to acquire the non-controlling interest in the WillowTree business retained by certain members of WillowTree management. Treatment of these items is at direction of Management and the Special Committee. (2) Lease and SBC Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for estimated cash lease expense. Arbutus consensus Lease and SBC Adj. EBITDA reflective of add-back of SBC per Wall Street Consensus and burdening for cash lease expenses per Arbutus Standalone Management Projections. (3) The starting date for average multiples over time are in reference to the current date of 07/23/25, but for TaskUs and Arbutus the ending date are their respective unaffected dates of 06/11/25 and 05/08/25. (4) Arbutus IPO date on 2/5/2021. LTM revenue estimates publicly available on 2/24/2021. Arbutus average multiples over time in relation to unaffected date as of 6/11/2025. (5) TASK IPO date of 6/11/2021. TASK average multiples over time in relation to unaffected date of 5/8/2025, the day before the announced definitive agreement for TaskUs to be acquired by Blackstone and founders. (6) CX Peers include Ibex, Concentrix, TTEC, Teleperformance, and TASK. TTEC average multiples over time in relation to unaffected date as of 9/27/2024. TASK average multiples over time are in relation to the unaffected date of 05/08/2025. (7) Diversified BPO Peers include G, EXLS, CNDT, and WNS. WNS average multiples over time in relation to unaffected date as of 7/03/2025. (8) Digital Engineering / IT Services Peers include ACN, CTSH, GIB.A-CA, EPAM, GLOB, DAVA, CAP-FR, and GDYN. Multiples over 30.0x assumed to be not meaningful (5) Current / Unaffected Average EV / LTM Lease & SBC Adj. EBITDA Multiples Over Time(3) Average Multiples Over Time(4) Change in Multiples Over Time(3) Current LTM Unaffected 1-Year 2-Year 3-Year Since Arbutus IPO(4) Arbutus(4) 6.2x 6.0x 6.8x 8.6x 12.0x 6.7x 6.9x 6.4x 7.2x -- CX(6) 5.7x 5.3x 5.7x 6.6x 8.7x Diversified BPO(7) 10.7x 9.6x 8.7x 8.4x 8.7x Digital Engineering / IT Services(8) 9.4x 12.9x 13.4x 13.8x 14.0x Δ to TaskUs (0.5x) (0.8x) 0.4x 1.4x Δ to CX 0.8x 1.1x 2.0x 3.2x Δ to Diversified BPO (3.6x) (2.0x) 0.1x 3.3x Δ to Digital Engineering / IT Services (6.8x) (6.7x) (5.2x) (2.0x) 0.0x 10.0x 20.0x 30.0x 2/24/21 1/12/22 11/30/22 10/18/23 9/4/24 7/23/25